Exhibit 99.1

Contact:

Julia Avery (Investors)

Stern Investor Relations, Inc.

212-362-1200

julia@sternir.com

Irene Smith (Media)

Cryo-Cell International, Inc.

813-749-2100

ismith@cryo-cell.com

CRYO-CELL EVALUATES STRATEGIC ALTERNATIVES

INCLUDING POTENTIAL SALE

Company Receives Multiple Offers from Prospective Buyers

OLDSMAR, Florida, August 8, 2011 – Cryo-Cell International, Inc. (OTC:QX: CCEL) (“the Company”) today announced that the Executive Committee of its Board of Directors has authorized the Company’s management and financial advisors to explore strategic alternatives to enhance shareholder value, including a possible sale of the Company.

In the summer of 2010, Cryo-Cell engaged Morgan Joseph TriArtisan LLC as its investment banker and financial advisor to explore possible acquisitions for the Company. The process, however, did not result in any transaction acceptable to the Board. The Executive Committee of the Board of Directors expanded Morgan Joseph’s engagement to include assisting Cryo-Cell in exploring strategic alternatives to enhance or maximize shareholder value including a possible sale of the Company. Over the past several months, Morgan Joseph contacted a large number of potential strategic and financial buyers about their interest in acquiring or investing in the Company. The Company has received multiple offers, and on August 4, 2011, the Executive Committee authorized management and Morgan Joseph to pursue negotiations with one or more of these parties.

“In continuation of our efforts to thoroughly evaluate all opportunities to potentially enhance or maximize shareholder value, the Company engaged a highly reputable investment bank with expertise in our industry to explore strategic alternatives available to Cryo-Cell,” said Mercedes A. Walton, Chairman and Chief Executive Officer. “The Board believes that the exploration of a potential transaction represents a logical alternative to accelerate the Company’s global industry leadership. Even without a transaction, however, we continue to believe that Cryo-Cell’s diversified and highly differentiated products; proprietary technology and expansive global operations have demonstrated potential to sustain profitable growth.”

The Company cautions that there can be no assurance that the exploration of alternatives will result in a transaction, and the Company intends to disclose developments regarding the process only if and when the Board of Directors has approved a specific transaction or course of action.

About Cryo-Cell International, Inc.

Based in Oldsmar, Florida, with over 235,000 clients worldwide, Cryo-Cell is one of the largest and most established family cord blood banks. ISO 9001:2008 certified and accredited by the AABB, Cryo-Cell operates in a state-of-the-art Good Manufacturing Practice and Good Tissue Practice (cGMP/cGTP)-compliant facility. In November 2007, the Company launched CélleSM (pronounced “C-L”), the world’s first-ever commercial service allowing women to cryopreserve their own menstrual stem cells. Cryo-Cell is a publicly traded company. OTC:QX Markets Group Symbol: CCEL. Expectant parents or healthcare professionals may call 1-800-STOR-CELL (1-800-786-7235) or visit www.cryo-cell.com.

About Celle

The CélleSM service was introduced in November 2007 as the first and only service that empowers women to collect and cryopreserve menstrual flow containing undifferentiated adult stem cells for future utilization by the donor or possibly their first-degree relatives in a manner similar to umbilical cord blood stem cells. For more information, visit www.celle.com.

Forward-Looking Statement

Statements wherein the terms “believes”, “intends”, “projects”, “anticipates”, “expects”, and similar expressions as used are intended to reflect “forward-looking statements” of the Company. The information contained herein is subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward-looking statements or paragraphs, many of which are outside the control of the Company. These uncertainties and other factors include the success of the Company’s global expansion initiatives and product diversification, the Company’s actual future ownership stake in future therapies emerging from its collaborative research partnerships, the success related to its IP portfolio, the Company’s future competitive position in stem cell innovation, future success of its core business and the competitive impact of public cord blood banking on the Company’s business, the Company’s ability to minimize future costs to the Company related to R&D initiatives and collaborations and the success of such initiatives and collaborations, the success and enforceability of the Company’s Celle technology license agreements and U-Cord license agreements and their ability to provide the Company with royalty fees, the ability of Cryology RTS to generate new revenues for the Company, the risks and uncertainties associated with exploring and implementing a sale of the Company and those risks and uncertainties contained in risk factors described in documents the Company files from time to time with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K filed by the Company. The Company disclaims any obligations to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements.